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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement
No. 33-71286, No. 33-51377, and No. 33-29801 on Forms S-3 and No. 33-39873 on
Form S-8 of Cascade Natural Gas Corporation, of our reports dated February 3, 1995, appearing in this Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended December 31, 1994.

DELOITTE & TOUCHE  LLP

Seattle, Washington
March 24, 1995